Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2021 FINANCIAL AND OPERATING RESULTS; INCREASES DIVIDEND

Midland, TX (November 1, 2021) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2021.

THIRD QUARTER 2021 HIGHLIGHTS

•Q3 2021 average production of 239.8 MBO/d (404.3 MBOE/d)
•Q3 2021 Permian Basin production of 223.0 MBO/d (374.3 MBOE/d)
•Q3 2021 cash flow from operating activities of $1,199 million; Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $1,131 million
•Q3 2021 cash capital expenditures of $391 million; Q3 2021 activity-based capital expenditures incurred of approximately $430 million
•Q3 2021 Free Cash Flow (as defined and reconciled below) of $740 million
•Closed previously announced full redemption of $432 million remaining aggregate principal amount of 5.375% bonds due 2025
•Announced commitment to return 50% of Free Cash Flow to stockholders beginning in Q4 2021; Board authorized $2 billion share repurchase program as part of this commitment
•Repurchased 268,291 shares of common stock at an average price of $82.02 during the third quarter of 2021
•Flared 0.8% (1.6% including QEP) of gross natural gas production in the third quarter of 2021; 0.9% (1.6% including QEP) in the first nine months of 2021

RECENT HIGHLIGHTS

•Increasing annual dividend by 11.1% to $2.00 per share; declared Q3 2021 cash dividend of $0.50 per share payable on November 18, 2021; implies a 1.9% annualized yield based on the October 29, 2021 share closing price of $107.19
•Closed previously announced divestiture of Williston Basin assets on October 21, 2021; net cash proceeds of $586 million after closing price adjustments
•Closed previously announced full redemption of $650 million aggregate principal amount of 0.9% bonds due 2023
•Agreed to drop down transaction ("Drop Down") of water midstream assets to subsidiary Rattler Midstream LP (NASDAQ:RTLR) ("Rattler") for gross consideration of $160 million, subject to certain closing adjustments; expected to close in Q4 2021

•Closed sale of Mustang Springs Gas Gathering assets for net consideration of approximately $54 million, after certain post-closing adjustments

GUIDANCE UPDATE

•Full year 2021 oil production guidance of 222 - 223 MBO/d (370 - 372 MBOE/d), up from 219 - 222 MBO/d (363 - 370 MBOE/d) previously, after giving effect for Q4 2021 Williston Basin production through October 21, 2021
•Lowering full year 2021 cash CAPEX guidance to $1.49 - $1.53 billion, down 4% at the midpoint from $1.525 - $1.625 billion previously
•Initiating Q4 2021 oil production guidance of 221 - 225 MBO/d (368 - 375 MBOE/d); includes ~3 MBO/d (~5 MBOE/d) of estimated net Q4 2021 Williston Basin production
•Initiating Q4 2021 Permian Basin oil production guidance of 218 - 222 MBO/d (363 - 370 MBOE/d)
•Initiating Q4 2021 cash CAPEX guidance of $435 - $475 million
•Diamondback believes it can maintain Q4 2021 Permian Basin oil production through full year 2022 assuming Q4 2021's run rate CAPEX spend

“Diamondback continued building on its execution track record in the third quarter, generating a record $740 million of Free Cash Flow while keeping capital costs under control. Efficiency gains, particularly in the Midland Basin drilling and completion programs, have mitigated the inflationary pressures seen on well costs and have led to our second decrease in capital guidance this year, now down 10% from guidance presented in April 2021. Through the third quarter of 2021, Diamondback has generated $1.65 billion of Free Cash Flow, and we have used this Free Cash Flow to reduce our gross debt by $1.3 billion and increase our dividend for the third time this year, now up 33% from a year ago,” stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “In addition, we are well-positioned to deliver on the enhanced return of capital program we recently outlined, where we expect to distribute 50% of quarterly Free Cash Flow beginning with the fourth quarter’s performance. This program consists of our sustainable and growing base dividend, which is well protected below $40 oil, and a combination of share repurchases and variable dividends which will be used interchangeably depending on which method presents the best return to our stockholders.”

Mr. Stice continued, “As we move into 2022, we are still seeing excess oil supply and varying demand recovery profiles across the globe. As such, we remain committed to capital discipline and our plan to return excess Free Cash Flow to our stockholders. Therefore, we are committing to maintaining our fourth quarter 2021 Permian oil volumes throughout next year and we believe this can be accomplished by spending the amount of capital implied by our fourth quarter 2021 guidance run-rate. This capital range accounts for the inflationary pressures we have seen so far this year and anticipate next year. By keeping our oil production flat in 2022, we expect to be in a position to maximize Free Cash Flow, grow our dividend, further pay down debt and overall return more capital to stockholders.”

OPERATIONS UPDATE

The tables below provide a summary of operating activity for the third quarter of 2021.

Total Activity (Gross Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	47	63
Delaware Basin	11	10
Williston Basin	—	—
Total	58	73

Total Activity (Net Operated):
	Number of Wells Drilled	Number of Wells Completed
Midland Basin	44	59
Delaware Basin	10	9
Williston Basin	—	—
Total	54	68

During the third quarter of 2021, Diamondback drilled 47 gross horizontal wells in the Midland Basin and 11 gross horizontal wells in the Delaware Basin. The Company turned 63 operated horizontal wells to production in the Midland Basin and 10 operated horizontal wells to production in the Delaware Basin. The average lateral length for the wells completed during the third quarter was 11,225 feet. Operated completions during the third quarter consisted of 23 Wolfcamp A wells, 21 Lower Spraberry wells, 10 Middle Spraberry wells, eight Jo Mill wells, four Wolfcamp B wells, four Dean wells, two Second Bone Spring wells and one Third Bone Spring well.

In the first nine months of 2021, Diamondback drilled 135 gross horizontal wells in the Midland Basin and 28 gross horizontal wells in the Delaware Basin. The Company turned 152 operated horizontal wells to production in the Midland Basin, 49 operated horizontal wells in the Delaware Basin and four operated horizontal wells in the Williston Basin. The average lateral length for wells completed during the first nine months of 2021 was 10,906 feet, and consisted of 61 Wolfcamp A wells, 50 Lower Spraberry wells, 25 Middle Spraberry wells, 21 Jo Mill wells, 17 Wolfcamp B wells, 10 Second Bone Spring wells, nine Third Bone Spring wells, seven Dean wells, two Bakken wells, two Three Forks wells and one Barnett well.

FINANCIAL UPDATE
Diamondback's third quarter 2021 net income was $649 million, or $3.56 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $536 million, or $2.94 per diluted share.

Third quarter 2021 Consolidated Adjusted EBITDA (as defined and reconciled below) was $1,136 million. Adjusted EBITDA net of non-controlling interest was $1,094 million.

Third quarter 2021 average unhedged realized prices were $68.27 per barrel of oil, $3.34 per Mcf of natural gas and $31.70 per barrel of natural gas liquids ("NGLs"), resulting in a total equivalent unhedged price of $51.00 per BOE.

Diamondback's cash operating costs for the third quarter of 2021 were $9.97 per BOE, including lease operating expenses ("LOE") of $4.19 per BOE, cash general and administrative ("G&A") expenses of $0.65 per BOE, production and ad valorem taxes of $3.33 per BOE and gathering and transportation expenses of $1.80 per BOE.

As of September 30, 2021, Diamondback had $402 million in standalone cash and no borrowings outstanding under its revolving credit facility, with approximately $1.6 billion available for future borrowing under the facility and $2.0 billion of total liquidity.

During the third quarter of 2021, Diamondback spent $345 million on drilling and completion, $6 million on midstream, $21 million on infrastructure and $19 million on non-operated properties, for total cash capital expenditures of $391 million. During the first nine months of 2021, Diamondback has spent $948 million on drilling and completions, $23 million on midstream, $43 million on infrastructure and $39 million on non-operated properties, for total cash capital expenditures of $1,053 million.

DIVIDEND DECLARATION

Diamondback announced today that the Company's Board of Directors declared a cash dividend of $0.50 per common share for the third quarter of 2021 payable on November 18, 2021, to stockholders of record at the close of business on November 11, 2021. Future dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

COMMON STOCK REPURCHASE PROGRAM

On September 15, 2021 the Board of Directors of Diamondback authorized the Company to acquire up to $2.0 billion of common stock. Pursuant to this program, during the third quarter of 2021, the Company repurchased 268,291 shares of common stock at an average share price of $82.02 for a total cost of $22.0 million. Diamondback intends to purchase common stock under the repurchase program opportunistically with cash on hand, free cash flow from operations and proceeds from potential liquidity events such as the sale of assets. This repurchase program may be suspended from time to time, modified, extended or discontinued by the Board at any time. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements and other factors. Any common stock purchased as part of this program will be retired.

MIDLAND BASIN MIDSTREAM ASSET SALE

On November 1, 2021, the Company completed the sale of certain gas gathering assets to Brazos Midland, LLC for net proceeds of approximately $54 million, subject to customary post-closing adjustments. Truist Securities, Inc. acted as financial advisor to Diamondback.

FULL YEAR 2021 GUIDANCE

Below is Diamondback's guidance for the full year 2021, which includes the initiation of fourth quarter production and capital guidance. This guidance has been updated to give effect to the estimated Williston Basin contribution in the fourth quarter, prior to completing the divestiture on October 21, 2021.

	2021 Guidance	2021 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total net production – MBOE/d(a)	370 - 372	27.25 - 27.75
Oil production – MBO/d(a)	222 - 223	16.25 - 16.50
Q4 2021 oil production - MBO/d (total - MBOE/d)(a)	221 - 225 (368 - 375)
Q4 2021 Permian Basin oil production - MBO/d (total - MBOE/d)	218 - 222 (363 - 370)
Unit costs ($/BOE)
Lease operating expenses, including workovers	$3.90 - $4.30
G&A
Cash G&A	$0.55 - $0.65	$0.60 - $0.80
Non-cash equity-based compensation	$0.30 - $0.40	$0.10 - $0.25
DD&A	$8.75 - $9.25	$9.50 - $10.50
Interest expense (net of interest income)	$1.60 - $1.70	$3.25 - $3.40
Gathering and transportation	$1.45 - $1.55

Production and ad valorem taxes (% of revenue)(b)	7%	7%
Corporate tax rate (% of pre-tax income)	23%

Gross horizontal wells drilled (net)	230 - 235 (212 - 217)
Gross horizontal wells completed (net)	265 - 275 (246 - 256)
Average lateral length (Ft.)	~10,500'
Midland Basin well costs per lateral foot	$520 - $550
Delaware Basin well costs per lateral foot	$720 - $800
Midland Basin net lateral feet (%)	~75%
Delaware Basin net lateral feet (%)	~25%

Capital Budget ($ - million)
Operated horizontal drilling and completion	$1,280 - $1,310
Non-operated capital and capital workovers	~$110
Midstream (ex. long-haul pipeline investments)	~$40
Infrastructure and environmental	$60 - $70
2021 Capital Spend	$1,490 - $1,530
Q4 2021 cash capex	$435 - $475
(a)Assumes fourth quarter 2021 Williston Basin production contribution of ~3 MBO/d (~5 MBOE/d) through October 21, 2021.
(b)Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2021 on Tuesday, November 2, 2021 at 8:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 7705208. A telephonic replay will be available from 11:00 a.m. CT on Tuesday, November 2, 2021, through Tuesday, November 9, 2021 at 11:00 a.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 7705208. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current volatile industry and macroeconomic conditions, commodity price volatility, production levels, the impact of government actions on energy and environmental policies and regulations, any other potential regulatory actions (including those that may impose production limits in the Permian Basin), the impact and duration of the COVID-19 pandemic, acquisitions and sales of assets and the anticipated synergies and costs savings from those transactions, as well as the pending sales of assets, future dividends, production, drilling and capital expenditure plans, severe weather conditions, impact of impairment charges and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission ("SEC"), including its reports on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$457	$104
Restricted cash	18	4
Accounts receivable:
Joint interest and other, net	99	56
Oil and natural gas sales, net	712	281
Inventories	53	33
Derivative instruments	14	1
Income tax receivable	—	100
Assets held for sale	83	—
Prepaid expenses and other current assets	28	23
Total current assets	1,464	602
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($8,214 million and $7,493 million excluded from amortization at September 30, 2021 and December 31, 2020, respectively)	32,554	27,377
Midstream assets	922	1,013
Other property, equipment and land	164	138
Accumulated depletion, depreciation, amortization and impairment	(13,234)	(12,314)
Property and equipment, net	20,406	16,214
Funds held in escrow	66	51
Equity method investments	509	533
Derivative instruments	4	—
Deferred income taxes, net	25	73
Investment in real estate, net	89	101
Other assets	76	45
Total assets	$22,639	$17,619
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$21	$71
Accrued capital expenditures	308	186
Current maturities of long-term debt	20	191
Other accrued liabilities	476	302
Revenues and royalties payable	561	237
Derivative instruments	610	249
Total current liabilities	1,996	1,236
Long-term debt	6,925	5,624
Derivative instruments	36	57
Asset retirement obligations	178	108
Deferred income taxes	1,068	783
Other long-term liabilities	14	7
Total liabilities	10,217	7,815
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 400,000,000 shares authorized; 180,791,028 and 158,088,182 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	14,389	12,656
Retained earnings (accumulated deficit)	(2,908)	(3,864)
Total Diamondback Energy, Inc. stockholders’ equity	11,483	8,794
Non-controlling interest	939	1,010
Total equity	12,422	9,804
Total liabilities and equity	$22,639	$17,619

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Oil, natural gas and natural gas liquid sales	$1,897	$707	$4,736	$2,002
Midstream services	12	12	35	37
Other operating income	1	1	4	5
Total revenues	1,910	720	4,775	2,044
Costs and expenses:
Lease operating expenses	156	102	415	332
Production and ad valorem taxes	124	55	304	148
Gathering and transportation	67	33	154	105
Midstream services expense	19	26	70	81
Depreciation, depletion, amortization and accretion	341	288	955	1,041
Impairment of oil and natural gas properties	—	1,451	—	4,999
General and administrative expenses	38	20	99	64
Merger and integration expense	—	—	77	—
Other operating expense	1	1	11	4
Total costs and expenses	746	1,976	2,085	6,774
Income (loss) from operations	1,164	(1,256)	2,690	(4,730)
Other income (expense):
Interest expense, net	(57)	(53)	(170)	(147)
Other income (expense), net	2	(2)	(4)	(8)
Gain (loss) on derivative instruments, net	(234)	(99)	(895)	82
Gain (loss) on sale of equity method investments	—	—	23	—
Gain (loss) on extinguishment of debt	(12)	(2)	(73)	(5)
Income (loss) from equity investments	4	3	6	(10)
Total other income (expense), net	(297)	(153)	(1,113)	(88)
Income (loss) before income taxes	867	(1,409)	1,577	(4,818)
Provision for (benefit from) income taxes	193	(304)	352	(902)
Net income (loss)	674	(1,105)	1,225	(3,916)
Net income (loss) attributable to non-controlling interest	25	8	45	(138)
Net income (loss) attributable to Diamondback Energy, Inc.	$649	$(1,113)	$1,180	$(3,778)

Earnings (loss) per common share:
Basic	$3.59	$(7.05)	$6.73	$(23.91)
Diluted	$3.56	$(7.05)	$6.68	$(23.91)
Weighted average common shares outstanding:
Basic	181,027	157,833	175,464	157,984
Diluted	182,149	157,833	176,553	157,984
Dividends declared per share	$0.50	$0.375	$1.35	$1.125

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$674	$(1,105)	$1,225	$(3,916)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	193	(304)	348	(840)
Impairment of oil and natural gas properties	—	1,451	—	4,999
Depreciation, depletion, amortization and accretion	341	288	955	1,041
(Gain) loss on extinguishment of debt	12	2	73	5
(Gain) loss on derivative instruments, net	234	99	895	(82)
Cash received (paid) on settlement of derivative instruments	(363)	(9)	(847)	288
Equity-based compensation expense	14	9	37	27
(Gain) loss on sale of equity method investments	—	—	(23)	—
Other	26	3	39	31
Changes in operating assets and liabilities:
Accounts receivable	(135)	36	(307)	265
Income tax receivable	53	—	152	(62)
Prepaid expenses and other	5	(2)	23	(1)
Accounts payable and accrued liabilities	(13)	32	(39)	(18)
Revenues and royalties payable	157	(9)	257	(59)
Other	1	51	(11)	37
Net cash provided by (used in) operating activities	1,199	542	2,777	1,715
Cash flows from investing activities:
Drilling, completions and infrastructure additions to oil and natural gas properties	(385)	(242)	(1,030)	(1,500)
Additions to midstream assets	(6)	(39)	(23)	(133)
Property acquisitions	(27)	(25)	(438)	(154)
Proceeds from sale of assets	12	2	112	2
Contributions to equity method investments	(1)	(24)	(7)	(90)
Distributions from equity method investments	(9)	9	9	27
Other	(9)	(1)	54	(7)
Net cash provided by (used in) investing activities	(425)	(320)	(1,323)	(1,855)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities	98	265	759	917
Repayments under credit facilities	(73)	(848)	(853)	(1,238)
Proceeds from senior notes	—	500	2,200	997
Repayment of senior notes	(433)	(17)	(2,540)	(239)
Premium on extinguishment of debt	(12)	(2)	(178)	(2)
Proceeds from (repayments to) joint venture	(4)	4	(14)	47
Repurchased shares under buyback program	(22)	—	(22)	(98)
Repurchased units under buyback program	(27)	—	(63)	—
Dividends to stockholders	(81)	(59)	(221)	(177)
Distributions to non-controlling interest	(31)	(15)	(72)	(77)
Financing portion of net cash received (paid) for derivative instruments	(34)	—	25	—
Other	(10)	(10)	(42)	(19)
Net cash provided by (used in) financing activities	(629)	(182)	(1,021)	111
Net increase (decrease) in cash and cash equivalents	145	40	433	(29)
Cash, cash equivalents and restricted cash at beginning of period	396	59	108	128
Cash, cash equivalents and restricted cash at end of period	$541	$99	$541	$99

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows - Continued
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Supplemental disclosure of non-cash transactions:
Common stock issued for business combinations	$—	$—	$1,727	$—

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
Production Data:
Oil (MBbls)	22,058	22,067	15,639
Natural gas (MMcf)	45,571	44,506	32,505
Natural gas liquids (MBbls)	7,540	7,047	5,377
Combined volumes (MBOE)(1)	37,193	36,532	26,433

Daily oil volumes (BO/d)	239,761	242,495	169,989
Daily combined volumes (BOE/d)	404,272	401,451	287,315

Average Prices:
Oil ($ per Bbl)	$68.27	$63.22	$38.75
Natural gas ($ per Mcf)	$3.34	$2.40	$1.11
Natural gas liquids ($ per Bbl)	$31.70	$23.41	$12.09
Combined ($ per BOE)	$51.00	$45.63	$26.75

Oil, hedged ($ per Bbl)(2)	$53.81	$49.85	$38.17
Natural gas, hedged ($ per Mcf)(2)	$2.04	$1.82	$0.95
Natural gas liquids, hedged ($ per Bbl)(2)	$31.30	$23.27	$12.09
Average price, hedged ($ per BOE)(2)	$40.76	$36.82	$26.22

Average Costs per BOE:
Lease operating expenses	$4.19	$4.30	$3.86
Production and ad valorem taxes	3.33	2.87	2.08
Gathering and transportation expense	1.80	1.53	1.25
General and administrative - cash component	0.65	0.63	0.42
Total operating expense - cash	$9.97	$9.33	$7.61

General and administrative - non-cash component	$0.37	$0.36	$0.34
Depletion	$8.71	$8.70	$10.33
Interest expense, net	$1.53	$1.56	$2.01
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) attributable to Diamondback Energy, Inc., plus net income (loss) attributable to non-controlling interest ("net income (loss)") before non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, impairment and abandonments related to equity method investments, (gain) loss on sale of property, plant and equipment, (gain) loss on sale of equity method investments, (gain) loss on extinguishment of debt, impairment of oil and natural gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, merger and integration expense, other non-cash transactions and provision for (benefit from) income taxes, if any. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) attributable to Diamondback Energy, Inc. to the non-GAAP financial measure of Adjusted EBITDA:

Diamondback Energy, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(unaudited, in millions)

	Three Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
Net income (loss) attributable to Diamondback Energy, Inc.	$649	$311	$(1,113)
Net income (loss) attributable to non-controlling interest	25	17	8
Net income (loss)	674	328	(1,105)
Non-cash (gain) loss on derivative instruments, net	(163)	174	90
Interest expense, net	57	57	53
Depreciation, depletion, amortization and accretion	341	341	288
Depreciation and interest expense related to equity method investments	9	10	9
Impairment and abandonments related to equity method investments	1	—	1
(Gain) loss on sale of property, plant and equipment	1	—	—
(Gain) loss on sale of equity method investments	—	(23)	—
(Gain) loss on extinguishment of debt	12	—	2
Impairment of oil and natural gas properties	—	—	1,451
Non-cash equity-based compensation expense	19	18	13
Capitalized equity-based compensation expense	(5)	(5)	(4)
Merger and integration expense	—	2	—
Other non-cash transactions	(3)	5	2
Provision for (benefit from) income taxes	193	94	(304)
Consolidated Adjusted EBITDA(1)	1,136	1,001	496
Less: Adjustment for non-controlling interest	42	30	19
Adjusted EBITDA attributable to Diamondback Energy, Inc.(1)	$1,094	$971	$477
(1)The three months ended September 30, 2021 include cash paid on commodity contracts terminated prior to their contractual maturity of $16 million.

Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus net income (loss) attributable to non-controlling interest ("net income (loss)") adjusted for non-cash (gain) loss on derivative instruments, net, impairment and abandonments related to equity method investments, (gain) loss on sale of property, plant and equipment, (gain) loss on extinguishment of debt and related income tax adjustments, if any. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of adjusted net income to net income (loss) attributable to Diamondback Energy, Inc.:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in millions, except per share data)

	Three Months Ended September 30, 2021
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Diamondback Energy, Inc.	$649	$3.56
Net income (loss) attributable to non-controlling interest	25	0.14
Net income (loss)	674	3.70
Non-cash (gain) loss on derivative instruments, net	(163)	(0.89)
Impairment and abandonments related to equity method investments	1	—
(Gain) loss on sale of property, plant and equipment	1	—
(Gain) loss on extinguishment of debt	12	0.07
Adjusted net income excluding above items	525	2.88
Income tax adjustment for above items	33	0.18
Adjusted net income	558	3.06
Less: Adjusted net income attributable to non-controlling interest	22	0.12
Adjusted net income attributable to Diamondback Energy, Inc.	$536	$2.94

Weighted average common shares outstanding:
Basic		181,027
Diluted		182,149

Operating cash flow before working capital changes, which is a non-GAAP financial measure representing net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is a useful measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a non-GAAP financial measure, is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies. The Company uses Free Cash Flow to reduce debt, and increase the return of capital to stockholders above the base dividend.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and to Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$1,199	$542	$2,777	$1,715
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	(135)	36	(307)	265
Income tax receivable	53	—	152	(62)
Prepaid expenses and other	5	(2)	23	(1)
Accounts payable and accrued liabilities	(13)	32	(39)	(18)
Revenues and royalties payable	157	(9)	257	(59)
Other	1	51	(11)	37
Total working capital changes	68	108	75	162
Operating cash flow before working capital changes	$1,131	$434	$2,702	$1,553

Diamondback Energy, Inc.
Free Cash Flow
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating cash flow before working capital changes	$1,131	$434	$2,702	$1,553

Drilling, completions and infrastructure additions to oil and natural gas properties	(385)	(242)	(1,030)	(1,500)
Additions to midstream assets	(6)	(39)	(23)	(133)
Total Cash CAPEX	(391)	(281)	(1,053)	(1,633)
Free Cash Flow	$740	$153	$1,649	$(80)

RECONCILIATION OF TOTAL DEBT TO NET DEBT

The Company defines net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	September 30, 2021	Net Q3 Principal Borrowings/(Repayments)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(in millions)
Diamondback Energy, Inc.(a)	$5,938	$(435)	$6,373	$6,623	$4,713	$4,697
Viper Energy Partners LP(a)	572	30	542	537	564	607
Rattler Midstream LP(a)	500	(5)	505	554	579	585
Total debt	7,010	$(410)	7,420	7,714	5,856	5,889
Cash and cash equivalents	(457)		(344)	(121)	(104)	(92)
Net debt	$6,553		$7,076	$7,593	$5,752	$5,797
(a) Excludes debt issuance costs, discounts, premiums and fair value hedges.

DERIVATIVES

As of October 29, 2021, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper Energy Partners LP. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2023
Swaps - WTI (Cushing)	30,674	1,000	1,000	—	—	—
	$42.36	$45.00	$45.00	—	—	—
Swaps - WTI (Magellan East Houston)	5,000	—	—	—	—	—
	$37.78	—	—	—	—	—
Swaps - Crude Brent Oil(1)	5,000	—	—	—	—	—
	$41.62	—	—	—	—	—
Costless Collars - WTI (Cushing)	29,663	19,500	13,000	—	—	—
Long Put Price ($/Bbl)	$39.83	$46.28	$46.92	—	—	—
Ceiling Price ($/Bbl)	$56.45	$72.67	$75.00	—	—	—
Costless Collars - WTI (Magellan East Houston)	5,000	22,000	26,000	10,000	—	—
Long Put Price ($/Bbl)	$45.00	$45.91	$46.92	$50.00	—	—
Ceiling Price ($/Bbl)	$78.75	$70.95	$72.78	$76.66	—	—
Costless Collars - Crude Brent Oil(2)	54,000	55,000	34,000	11,000	5,000	—
Long Put Price ($/Bbl)	$41.04	$45.55	$46.47	$47.73	$45.00	—
Ceiling Price ($/Bbl)	$52.86	$71.08	$77.00	$78.65	$75.56	—
Long Puts - WTI (Cushing)	—	9,500	8,000	—	—	—
Long Put Price ($/Bbl)	—	$47.51	$47.50	—	—	—
Deferred Premium ($/Bbl)	—	$-1.57	$-1.55	—	—	—
Long Puts - WTI (Magellan East Houston)	—	4,000	4,000	4,000	2,000	—
Long Put Price ($/Bbl)	—	$50.00	$50.00	$50.00	$50.00	—
Deferred Premium ($/Bbl)	—	$-2.03	$-2.03	$-2.03	$-2.00	—
Long Puts - Crude Brent Oil	—	10,000	18,000	14,000	10,000	—
Long Put Price ($/Bbl)	—	$50.00	$50.00	$50.00	$50.00	—
Deferred Premium ($/Bbl)	—	$-1.70	$-1.83	$-1.90	$-1.92	—
Basis Swaps - WTI (Midland)	34,000	10,000	10,000	10,000	10,000	—
	$0.91	$0.84	$0.84	$0.84	$0.84	—
Roll Swaps - WTI	64,000	25,000	25,000	25,000	25,000	—
	$0.56	$0.56	$0.56	$0.56	$0.56	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2023
Natural Gas Swaps - Henry Hub	245,000	—	—	—	—	—
	$2.65	—	—	—	—	—
Natural Gas Swaps - Waha Hub	50,000	—	—	—	—	—
	$1.92	—	—	—	—	—
Costless Collars - Henry Hub	—	350,000	370,000	260,000	260,000	64,932
Long Put Price ($/Mmbtu)	—	$2.67	$2.64	$2.67	$2.67	$2.75
Ceiling Price ($/Mmbtu)	—	$4.76	$4.89	$5.40	$5.40	$5.99
Natural Gas Basis Swaps - Waha Hub	250,000	210,000	210,000	210,000	210,000	—
	$-0.66	$-0.34	$-0.34	$-0.34	$-0.34	—

	Natural Gas Liquids (Bbls/day, $/Bbl)
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2023
Natural Gas Liquids Swaps - Mont Belvieu Propane	2,000	—	—	—	—	—
	$29.40	—	—	—	—	—

(1) Excludes swaptions for 13,900 BO/d for first half of 2022, and 8,250 BO/d for second half 2022, whereby the counterparty has the right to exercise the hedge at a weighted-average price of $67.54/Bbl in the first half of 2022 and $68.62/Bbl in the second half of 2022.
(2) Excludes approximately $4.8 million of deferred premiums from restructuring 5,000 BO/d of Q4 2021 hedges.

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com